FOR IMMEDIATE RELEASE

Contact:
Press Contact: Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Investor Contact: Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces First Quarter 2005 Earnings
Cira Centre Office Pre-Leasing reaches 87%

PLYMOUTH MEETING, PA, April 21, 2005– Brandywine Realty Trust (NYSE:BDN) announced today that diluted earnings per share (EPS) was $0.13 for the first quarter of 2005, a decrease of $0.21 per share as compared to $0.34 for the first quarter of 2004. Net income was $9.4 million for the first quarter, a decrease of $3.1 million, as compared to $12.5 million for the first quarter of 2004. The decrease in net income for the first quarter of 2005 as compared to the similar period in 2004 was primarily attributable to an increase of $5.7 million in interest expense offset by an increase in operating income of $1.3 million (net of an increase in depreciation expense of $12.6 million) resulting from the properties acquired from The Rubenstein Company, L.P. in September 2004, and a decrease in minority interest of $1.0 million.

Diluted funds from operations (FFO) was $36.3 million or $0.63 per share for the first quarter of 2005 compared to $28.6 million or $0.59 per share for the first quarter of 2004. FFO for the first quarter of 2004 excludes a $4.5 million gain related to the February 2004 Series B Preferred Unit redemption.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “We are delighted with the continuation of successful leasing activity at Cira Centre. We recently signed leases with six tenants totaling 152,000 square feet, bringing our pre-leasing to 87% of the square feet available for office use. These tenants, in the investment management, legal, consulting, and private equity professions, will take occupancy at various times during 2006. We are pleased that the quality, location and economic value of this project have attracted over 700 new jobs to the City of Philadelphia. Construction continues on budget and on schedule for a fourth quarter 2005 completion. This activity, when combined with the continued strength of our core portfolio operations, puts us in excellent position to accelerate our growth into 2006.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 70.1% for the quarter

•	Quarterly rental rate growth on new leases declined 9.6% on a straight-line basis

•	Quarterly rental rate growth on renewals increased 0.6% on a straight-line basis

•	Quarterly retention rate was 69.3%

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

•	Portfolio was 91.3% occupied and 92.1% leased as of March 31, 2005

•	Leases expired or were terminated for approximately 1,221,000 square feet during the quarter

•	Leases were renewed for approximately 846,000 square feet during the quarter

•	New leases were signed for approximately 273,000 square feet during the quarter

“Our portfolio performance in the first quarter was in-line with our expectations. Average rental rates on renewals remain flat, we have seen the expected downward pressure on new lease rates, and our tenant retention rate was slightly higher than our forecast. The market remains challenging, but we are encouraged by the activity we have generated thus far in 2005”, Mr. Sweeney said.

Distributions

On March 16, 2005, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid April 15, 2005 to shareholders of record as of April 6, 2005. The Company also declared its dividend for the first quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.46094 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on April 15, 2005 to holders of record of the Series C and Series D Preferred Shares as of March 30, 2005.

2005 Financial Outlook

The Company’s 2005 financial outlook continues to be predicated upon the following key and variable assumptions:

•	The same-store portfolio (which represents approximately 79% of total square footage and 77% of projected 2005 net operating income) to achieve the following percentage changes from 2004 results:

o	GAAP rents and reimbursements (not including termination fees) to decline 0.50% to 1.50%

o	Net operating income to range from unchanged to a decline of 2.0%

o	Average occupancy to range from an increase of 0.50% to a decrease of 0.50%

•	The completion of all development projects in accordance with the estimates identified in our supplemental disclosure as of December 31, 2004.

•	While targeted acquisitions are a component of the Company’s 2005 strategy, there are no acquisitions factored into the 2005 financial outlook.

Based on these key assumptions, we affirm our guidance from our February 24, 2005 press release and expect our full year 2005 EPS to be $0.41 to $0.48 and FFO per share to be $2.48 to $2.55.

We are introducing second quarter 2005 guidance and expect FFO per share to be $0.58 to $0.59 and EPS to be $0.07 to $0.08. These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, and actual operating expenses and interest rates as compared to our forecast.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2004. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

First Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, April 22, 2005 at 11:00 a.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, May 6, 2005 by calling– 1-877-519-4471 – access code 5947324. In addition, the conference call can be accessed via a webcast located on the Company’s website @ www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of first quarter earnings. The Supplemental Information package is available through the Company’s website @ www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust
Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mt. Laurel, NJ, Philadelphia, PA and Richmond, VA, is one of the Mid-Atlantic region’s largest full service real estate companies. Brandywine owns, manages or has an ownership interest in 294 office and industrial properties, aggregating 24.1 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

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Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2005	December 31, 2004

ASSETS
Real estate investments:
Operating properties	$2,484,932	$2,483,134
Accumulated depreciation	(339,709)	(325,802)

	2,145,223	2,157,332
Construction-in-progress	172,585	145,016
Land held for development	74,051	61,517

	2,391,859	2,363,865

Cash and cash equivalents	15,473	15,346
Escrowed cash	18,791	17,980
Accounts receivable, net	12,575	11,999
Accrued rent receivable	35,668	32,641
Investment in marketable securities	615	423
Investment in real estate ventures	12,741	12,754
Deferred costs, net	34,696	34,449
Intangible assets, net	91,004	101,056
Other assets	47,661	43,471

Total assets	$2,661,083	$2,633,984

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$513,329	$518,234
Borrowings under credit facilities	200,000	152,000
Unsecured senior notes, net of discounts	636,485	636,435
Accounts payable and accrued expenses	44,011	49,242
Distributions payable	27,517	27,363
Tenant security deposits and deferred rents	19,630	20,046
Acquired lease intangibles, net	37,806	39,271
Other liabilities	1,525	1,525

Total liabilities	1,480,303	1,444,116

Minority interest	42,022	42,866

Beneficiaries’ equity:
Preferred shares – Series C	20	20
Preferred shares – Series D	23	23
Common shares	557	553
Additional paid-in capital	1,355,297	1,346,651
Cumulative earnings	379,930	370,515
Accumulated other comprehensive loss	(2,825)	(3,130)
Cumulative distributions	(594,244)	(567,630)

Total beneficiaries’ equity	1,138,758	1,147,002

	1,180,780	1,189,868

Total liabilities and beneficiaries’ equity	$2,661,083	$2,633,984

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended

	March 31, 2005	March 31, 2004

Revenue
Rents	$81,228	$63,680
Tenant reimbursements	12,082	7,993
Other	5,614	1,526

Total revenue	98,924	73,199

Operating Expenses
Property operating expenses	29,879	22,150
Real estate taxes	9,657	6,881
Depreciation and amortization	28,435	15,804
Administrative expenses	4,752	3,489

Total operating expenses	72,723	48,324

Operating income	26,201	24,875

Other income (expense)
Interest income	780	511
Interest expense	(17,797)	(12,104)
Equity in income of real estate ventures	558	234

Income before minority interest	9,742	13,516
Minority interest attributable to continuing operations	(327)	(1,261)

Income from continuing operations	9,415	12,255

Discontinued operations:
(Loss) income from discontinued operations	—	(1)
Net gain on disposition of discontinued operations	—	204
Minority interest	—	(8)

	—	195

Net income	9,415	12,450

Income allocated to Preferred Shares	(1,998)	(2,018)

Preferred Share redemption gain (charge)	—	4,500

Income allocated to Common Shares	$7,417	$14,932

PER SHARE DATA
Basic income per Common Share	$0.13	$0.34

Basic weighted-average shares outstanding	55,441,773	44,036,842

Diluted income per Common Share	$0.13	$0.34

Diluted weighted-average shares outstanding	55,682,792	44,324,050

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended

	3/31/05	3/31/04

Reconciliation of Net Income to Funds from Operations (FFO):
Net income	$9,415	$12,450

Add (deduct):
Minority interest attributable to continuing operations	327	1,261
Minority interest attributable to discontinued operations	—	8
Net gains on disposition of discontinued operations	—	(204)

Income before net gains on sale of interests in real estate and minority interest	9,742	13,515

Add:
Depreciation:
Real property	20,924	13,337
Real estate ventures	354	749
Amortization of leasing costs	7,232	2,301
Perpetual Preferred Share distributions	(1,998)	(1,338)
Preferred Share redemption gain (charge)	—	4,500

Funds from operations (FFO)	$36,254	$33,064

FFO, excluding non-recurring items (1)	$36,254	$28,564

FFO per share – fully diluted	$0.63	$0.68

FFO per share – fully diluted, excluding non-recurring items (1)	$0.63	$0.59

Weighted-average shares/units outstanding – fully diluted	57,743,873	48,763,372

EPS – diluted	$0.13	$0.34

Weighted-average shares outstanding – fully diluted	55,682,792	44,324,050

Dividend per Common Share	$0.44	$0.44

Payout ratio of FFO (Dividend per Common Share divided by FFO per Common Share)	70.1%	64.9%

Payout ratio of FFO, excluding non recurring items (1)	70.1%	75.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO, excluding non-recurring items (1)	$36,254	$28,564

Add (deduct):
Rental income from straight-line rents	(3,275)	(1,925)
Deferred market rental income	(505)	24
Amortization:
Deferred financing costs	481	483
Deferred compensation costs	691	553
Second generation capital expenditures (2):
Building and tenant improvements	(6,637)	(6,685)
Lease commissions	(916)	(884)

Cash available for distribution	$26,093	$20,130

Weighted-average shares/units outstanding – fully diluted	57,743,873	48,763,372

Dividend per Common Share	$0.44	$0.44

Cash flows from:
Operating activities	$26,621	$33,068
Investing activities	(48,873)	(18,642)
Financing activities	22,379	(15,421)

(1)	Represents FFO excluding a gain of $4.5 million related to the Series B Preferred Unit redemption in February 2004.

(2)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – QUARTER
(unaudited and in thousands)

Of the 247 Properties owned by the Company as of March 31, 2005, a total of 227 Properties (“Same Store Properties”) containing an aggregate of 15.1 million net rentable square feet were owned for the entire three-month periods ended March 31, 2005 and 2004. Average occupancy for the Same Store Properties was 92.0% during 2005 and 91.3% during 2004. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended March 31,

	2005	2004

Revenue
Rents (a)	$62,208	$62,930
Tenant reimbursements	9,316	7,971
Other (b)	3,913	278

	75,437	71,179

Operating expenses
Property operating expenses	24,275	23,800
Real estate taxes	7,099	6,663

	31,374	30,463

Net operating income	$44,063	$40,716

(a)	Includes straight-line rental income of $1,870 for 2005 and $1,806 for 2004

(b)	Includes net termination fee income of $3,721 for 2005 and $105 for 2004

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended March 31,

	2005	2004

Net Income	$9,415	$12,450
Add/(deduct):
Interest income	(780)	(511)
Interest expense	17,797	12,104
Administrative expenses	4,752	3,489
Equity in income of real estate ventures	(558)	(234)
Depreciation and amortization – continuing operations	28,435	15,804
Depreciation and amortization – discontinued operations	—	103
Net gain on sale of interests in real estate – discontinued operations	—	(204)
Minority interest attributable to continuing operations	327	1,261
Minority interest attributable to discontinued operations	—	8

Consolidated net operating income	59,388	44,270
Less: Net operating income of non same store properties	(11,374)	(9)
Less: Eliminations and non-property specific net operating income	(3,951)	(3,545)

Same Store net operating income	$44,063	$40,716